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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

Date of Report: March 17, 2000
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                (Date of earliest event reported)

                               THE HATHAWAY CORP.
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             (Exact name of Registrant as specified in its charter)

         Nevada                     0-27283                 11-3499197
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(State of Incorporation)     (Commission File No.)        (IRS Employer
                                                        Identification No.)

       c/o Maureen Abato, Esq., 2732 East 21st Street, Brooklyn, NY 11235
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                    (Address of Principal Executive Offices)

Registrant's telephone number:     (718) 769-4021
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Former name or address, if changed since last report:         Not applicable
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Item 4.  Change in Registrant's Certifying Accountants

         On March 17, 2000, the Registrant's Board of Directors elected to retain Pritchett Siler & Hardy PC ("PSH") as its independent auditors and to dismiss Arnold Berman & Company LLP ("ABC"). The decision to change auditors was recommended by the Registrant's Board of Directors.

         The reports of ABC on the financial statements of the Registrant for each of the last two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Registrant's two most recent fiscal years and all subsequent periods preceding such change in auditors, there was no disagreement with ABC on any matter of accounting principles or practices, financial statement disclosure or auditing scopy or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to


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the subject matter of the disagreements in connection with its report; nor has
ABC ever presented a written report, or otherwise communicated "disagreement" or "reportable" event within the meaning of Item 304 of Regulation S-K.

         The Registrant has authorized ABC to respond fully to the inquiries of the Registrants's successor accountant and has requested that ABC provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that Registrant can file such letter with the SEC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         A.       Not applicable
         B.       Not applicable
         C.       Exhibits

                        Number 16.1 - Letter re change in Certifying
Accountants, filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exhange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE HATHAWAY CORP.


Date:   March 17, 2000                           By: /s/ Dzidedi Ofori
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                                                       Dzidedi Ofori, President